Company Contact:
Laby Wu, Chief Financial Officer, Director of Investor Relations
Puda Coal, Inc.
Tel:   +86-10-6439-2405
Email: labywu@gmail.com
Web:   http://www.pudacoalinc.com

Investor Relations Contact: Crocker Coulson, President CCG Investor Relations Tel: +1-646-213-1915 Email: crocker.coulson@ccgir.com	Elaine Ketchmere, Partner Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

Puda Coal Commences Investigation

TAIYUAN, SHANXI PROVINCE, China, April 11, 2011 – Puda Coal, Inc. (NYSE AMEX: PUDA) (“Puda Coal” or the “Company) today announced that its Board of Directors has  unanimously ratified the Audit Committee's decision to launch a full investigation into the allegations raised in a recent article alleging various unauthorized transactions in the shares of a subsidiary company, Shanxi Coal. The Audit Committee has retained professionals in the United States and China to assist it in its investigation. The full board, including Mr. Ming Zhao, the Chairman of Puda Coal, has agreed to cooperate in the investigation.

Although the investigation is in its preliminary stages, evidence supports the allegation that there were transfers by Mr. Zhao in subsidiary ownership that were inconsistent with disclosure made by the Company in its public securities filings.  Mr. Zhao has agreed to a voluntarily leave of absence as Chairman of the Board of the Company until the investigation is complete. The New York Stock Exchange has halted trading in the Company's stock.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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